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                                                                    EXHIBIT 10.6
                       AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS SECOND AMENDMENT, dated as of July 22, 1999 (the "Amendment"), to the Executive Employment Agreement, dated January 13, 1999 between Cost Plus, Inc., a California corporation, and Murray Dashe (the "Employee") (the "Employment Agreement").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the parties hereto desire to amend certain provisions of the Employment Agreement as provided herein;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment of Section 2(f). Section 2(f) of the Employment Agreement is hereby amended in its entirety and a new Section 2(f) shall be added to read as follows:

          (f) Relocation Expenses.  The Company shall reimburse Executive for
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     Executive's relocation expenses in accordance with the Company's "Director and Above Relocation Policy." The Company acknowledges that Executive will not relocate immediately due to personal circumstances, therefore, the Company shall reimburse Executive's relocation expenses if Executive relocates prior to September 30, 2000. Notwithstanding the foregoing, in the event Executive voluntarily resigns from his employment with the Company prior to the later of (i) six (6) months after relocating or (ii) the second anniversary of this Agreement, Executive shall repay to the Company all reimbursed relocation costs.

     2.   Amendment of Section.  Section 3(a), 3(b) and 3(d) of the Employment
          --------------------
Agreement (as renumbered by the first amendment to the Employment Agreement) are hereby amended in their entirety to read as follows:

          3.  Severance Benefits.
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              (a)  Benefits upon Termination.  Except as provided in Section
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          3(b), if the Executive's employment terminates as a result of
          Involuntary Termination prior to June 15, 2002 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for twelve (12) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

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              (b)  Benefits upon Termination After a Change of Control.  If,
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          after a Change of Control, the Executive's employment terminates as a result of Involuntary Termination prior to June 15, 2002 and the Executive signs a Release of Claims, then the Company shall pay Executive's Base Compensation to the Executive for eighteen (18) months from the Termination Date with each monthly installment payable on the last day of such month. Executive shall not be entitled to receive any payments if Executive voluntarily terminates employment other than as a result of an Involuntary Termination.

              (d)  Stock Options; Bonus.  Except as otherwise provided in the
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          Company's 1995 Stock Option Plan or in Executive's stock option agreements, Executive shall not be entitled to receive any unvested stock options or partial bonus payments for an incomplete bonus plan year.

     3.   Counterparts.   This Amendment may be signed in any number of
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counterparts, all of which counterparts, taken together, shall constitute one and the same instrument.

     4.   Governing Law.  This Amendment and the rights and obligations of the
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parties hereto shall be governed by, and constructed and interpreted in accordance with, the law of the State of California.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              COST PLUS, INC.


                              By: /s/ John F. Hoffner
                                 -----------------------------------
                                    Name:
                                    Title:



                              MURRAY DASHE


                               /s/ Murray Dashe
                              --------------------------------------



            SIGNATURE PAGE OF AMENDMENT TO THE EMPLOYMENT AGREEMENT

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